CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of J.P. Morgan Exchange-Traded Fund Trust of our reports dated August 27, 2024, relating to the financial statements and financial highlights for the funds constituting J.P. Morgan Exchange-Traded Fund Trust listed in Appendix A, which appear in J.P. Morgan Exchange-Traded Fund Trust’s Annual Report on Form N-CSR for the year ended June 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 24, 2024

Appendix A

JPMorgan Active Growth ETF

JPMorgan Active Small Cap Value ETF

JPMorgan Active Value ETF

JPMorgan Equity Focus ETF

JPMorgan Equity Premium Income ETF

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Small & Mid Cap Enhanced Equity ETF (formerly, JPMorgan Market Expansion Enhanced Equity ETF)

JPMorgan U.S. Tech Leaders ETF